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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 10, 2004

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

------------------------------ ------------------ ------------------------------
           Delaware                 0-23723                 98-0166007
------------------------------ ------------------ ------------------------------
 (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)
------------------------------ ------------------ ------------------------------


                       79 Chapel Street, Newton, Ma 02458
          (Address of principal executive offices, including Zip Code)

                                 (617) 332-0004
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 (B) & (D) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL DIRECTORS.

     Ambient Corporation (the "Company") announced that Howard Pierce has been elected to serve as a director of Company. The election is effective as of November 10, 2004. Mr. Pierce has also been appointed to serve on the Company's audit committee.

     Mr. Pierce was not selected pursuant to an agreement or understanding between the Company and any other person. During the two years preceding Mr. Pierce's election, there has been no transaction or proposed transaction between the Company and Mr. Pierce or any member of Mr. Pierce's immediate family.

     Mr. Pierce will occupy the position on the Company's board of directors recently vacated by resignation of Michael Braunold. Mr. Braunold resigned from the board of directors as of November 10, 2004 in order to pursue other interests.

     A copy of the Press Release relating to Mr. Pierce's election and Mr. Braunold's resignation is attached hereto as Exhibit 99.


ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.

                None.

     (b)  Pro Forma Financial Information

                None.

     (c)  Exhibits:

                None.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 15, 2004                   AMBIENT CORPORATION

                                            By: /s/ John Joyce
                                                --------------
                                                John Joyce
                                                Chief Executive Officer